UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2012, Cardiovascular Systems, Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that Geoffrey O. Hartzler, M.D., an independent director of the Company and a member of the Company’s Audit Committee and Governance and Nominating Committee, passed away on March 10, 2012. As a result of Dr. Hartzler’s death, the Company’s Audit Committee was no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rule 5605(c)(2)(A).

On March 21, 2012, the Company’s Board of Directors replaced Dr. Hartzler on the Audit Committee with Dr. Glen D. Nelson, the Chairman of the Company’s Board of Directors and an independent director as defined in Rule 5605(a)(2) of the NASDAQ listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. As of such date, the Company’s Audit Committee was again comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rule 5605(c)(2)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2012

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley

Laurence L. Betterley Chief Financial Officer